UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012 (December 21, 2012)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2012, Venoco, Inc. entered into a purchase and sale agreement that provides for the sale by Venoco of substantially all of its oil and gas properties in the Sacramento Basin of California, and certain undeveloped leasehold in the San Joaquin Valley of California, to an unrelated third party for $250 million in cash, subject to certain adjustments.  The transaction will be given economic effect as of December 31, 2012.  The purchase and sale agreement contains customary provisions regarding title and environmental issues, representations and warranties, and indemnification.  In addition, the parties’ obligations under the agreement are subject to certain customary closing conditions, and there can be no assurance that the transaction will be completed. Venoco expects to use the proceeds of the transaction to reduce its outstanding indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 2012

VENOCO, INC.

By:	/s/ Edward J. O’Donnell
Name: Edward J. O’Donnell
Title: Chief Executive Officer